                                                                    EXHIBIT 10.8

                        GAS PURCHASE CONTRACT #36-1599



     THIS CONTRACT made and entered into as of May 1, 2001 by and between Kinder Morgan Texas Pipeline, L. P., hereinafter referred to as BUYER, and Moose Operating Co., Inc., hereinafter referred to as SELLER.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, BUYER desires to purchase from SELLER certain quantities of natural gas; and

     WHEREAS, SELLER has a supply of gas available for sale to BUYER and desires to sell such gas to BUYER;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to the sale and purchase of natural gas under this Contract in accordance with the terms set forth below and in the attached "TERMS AND CONDITIONS".

                                   ARTICLE I
                            COMMITMENT AND QUANTITY

     1.1 Each and every day during the Primary Term, SELLER agrees to dedicate to the performance of this Contract one hundred percent (100%) of the gas that SELLER owns or has the right to market that is available at the delivery point described on the attached LIST OF DELIVERY POINTS (Delivery Point).

     1.2 Each month during the Primary Term, SELLER shall notify BUYER of the quantity of gas that SELLER expects to deliver at each Delivery Point described in the attached LIST OF DELIVERY POINTS each day during the next succeeding month (Daily Contract Quantity). The maximum quantity which SELLER can tender at each Delivery Point is shown on the LIST OF DELIVERY POINTS (Maximum Daily Quantity). Such notice shall be given to BUYER at least three (3) business days prior to the first day of the month. Subject to the other provisions hereof, on each day during the term hereof, SELLER shall deliver and sell, and BUYER shall receive and purchase, the Daily Contract Quantity on a firm basis.

     1.3 On any day during the Primary Term, SELLER may have available for sale hereunder more than the Daily Contract Quantity (Excess Gas); however, the sum of Daily Contract Quantity and Excess Gas shall not exceed Maximum Daily Quantity. SELLER shall notify BUYER of the quantity of Excess Gas which SELLER expects to deliver at the Delivery Point described in the attached LIST OF DELIVERY POINTS. If for any Period of Delivery SELLER elects to sell Excess Gas to BUYER and BUYER elects to purchase Excess Gas from SELLER, SELLER shall deliver and sell Excess Gas and BUYER shall receive and purchase Excess Gas on a firm basis.

     1.4 SELLER agrees to deliver 292,000 MMBtu (Commitment Quantity) to BUYER on or prior to the end of the Primary Term. If SELLER fails to deliver the Daily Contract Quantity on any day during the Primary Term for reasons excused by events of force majeure, the Primary Term shall be extended by the total number of such force majeure days to allow SELLER to deliver the Commitment Quantity. If at the end of the Primary Term a volume equal to the Commitment Quantity has not been delivered by SELLER, then SELLER shall pay an amount equal to $0.135 per MMBtu times the difference obtained by subtracting the volume actually delivered to BUYER from the Commitment Quantity (Reimbursement Amount). BUYER shall invoice SELLER for such amount and SELLER shall render BUYER payment within thirty (30) days from the date of BUYER's invoice.

     1.5 If SELLER fails to deliver any volume of gas for any reason, including events of force majeure, for a period of ninety (90) days, BUYER shall invoice SELLER for the Reimbursement Amount, if any, as of the end of such ninety (90) day period and SELLER shall render BUYER payment within thirty (30) days from the date of BUYER's invoice.

                                   ARTICLE II
                                     PRICE

     2.1 The total price, dry basis, payable for each MMBtu of gas delivered and received under this Contract during any month during the term of this Contract shall be ninety-three percent (93%) of the Index, with Index defined as the first price which can be determined by references to the reported prices in the following publications in descending order of priority.

          2.1.1 First issue of Inside F.E.R.C.'s Gas Market Report published in the month of production, DELIVERED SPOT-GAS PRICES - Houston Ship Channel/Beaumont, Texas

                    2.1.1.1  index (large packages only); if not available, then

                    2.1.1.2 large packages (at least 3,500 Mcf/day); simple average of range shown; if not available, then

                    2.1.1.3 small packages (less than 3,500 Mcf/day); simple average of range shown; if not available, then

          2.1.2 First issue of Natural Gas Intelligence Gas Price Index published in the month of production under the heading "California Border & Non-Utility End-User Citygate Tables" for Eastern Texas, Houston Ship Channel, Bidweek Average.

     2.2 If SELLER makes available to BUYER the Commitment Quantity, in accordance with Article 1, prior to the end of the Primary Term of the Contract, or SELLER has paid BUYER the Reimbursement Amount, in accordance with Article 1, the total price, dry basis, payable for each MMBtu of gas delivered and received under this Contract during the remainder of the Primary Term and month to month thereafter shall be ninety-six percent (96%) of the Index, as defined above.

     2.3 Notwithstanding the provisions of 2.1, if SELLER commences initial delivery of gas under this Contract on a day that is other than the first day of a calendar month, the total price, dry basis, payable for such month only for gas delivered and received under this Contract shall be a price equal to ninety-three percent (93%) of the price published in each days issue of Gas Daily for such month under the heading Daily Price Survey for "East-Houston-Katy" for "Houston Ship Channel" under the column "Midpoint" (Gas Daily Price). For gas delivered on a Saturday or Sunday, the Gas Daily Price for the following Monday shall be used.

     2.4 The total price, dry basis, payable for each MMBtu of Excess Gas delivered and received under this Contract shall be a price equal to ninety-three percent (93%) of the Gas Daily Index.

                                  ARTICLE III
                                     NOTICE

     3.1 Any notice required herein shall be deemed to have been properly served if deposited in U.S. Mail, postage paid, or sent by telephonic facsimile to the addresses stated as follows:

          Name of SELLER:        Moose Operating Co., Inc.

          Address for notices:   801 Travis, Suite 1425
                                 Houston, Texas 77002
                                 Attn: John F. Terwilliger

          Address for payments:  801 Travis, Suite 1425
                                 Houston, Texas 77002

          Name of BUYER:           Kinder Morgan Texas Pipeline, L.P.

          Address for notices:     P. O. Box 283
                                   Houston, Texas 77001-0283
                                   Attn: Contract Administration
                                   Telefax No. 713/369-9395

          Address for accounting   P.O. Box 283
                  statements and   Houston, Texas 77001-0283
                       invoices:   Attn: Gas Accounting Department
                                   Telefax No. 713/369-9395

Should this information change, each party shall notify the other accordingly in writing.

                                  ARTICLE IV
                                     TERM

     4.1 This Contract shall become effective on the date first hereinabove written and remain in effect for a term of three (3) years from the first day of the month following the month of initial delivery (Primary Term) and shall continue month to month thereafter until terminated by either party upon thirty
(30) days' prior written notice. BUYER and SELLER recognize that the Primary Term may be extended as provided in Article I of this Contract. BUYER and SELLER also recognize that this Contract may be terminated as provided in Paragraph 4 of the TERMS AND CONDITIONS of this Contract.

                                   ARTICLE V
                                  FACILITIES

     5.1 BUYER shall install, or cause to be installed, a two inch (2") side tap and valve assembly, a two inch (2") meter tube, electronic flow measurement equipment and other related equipment on BUYER's Index 50-30" pipeline to receive gas from SELLER. SELLER shall install, or cause to be installed, all necessary pipeline, pipeline rights-of-way and related facilities that are required to deliver gas to BUYER.

                                END OF CONTRACT

                               SIGNATURE PAGE FOR
                             GAS PURCHASE CONTRACT
                                    BETWEEN
                      KINDER MORGAN TEXAS PIPELINE, L. P.
                                      AND
                           MOOSE OPERATING CO., INC.



                                    Kinder Morgan Texas Pipeline, L. P.

                                    By:  Kinder Morgan Texas Pipeline GP   LLC



                                    By:    /s/ Bruce A. Boyd
                                       -----------------------------------
                                    Name:  Bruce A. Boyd
                                         ---------------------------------
                                    Title:    President
                                          --------------------------------

                                                                BUYER


                                    Moose Operating Co., Inc.


                                    By:    /s/ John F. Terwilliger
                                       -----------------------------------
                                    Name:  John F. Terwilliger
                                         ---------------------------------
                                    Title:    President
                                          --------------------------------

                                                                SELLER

                            LIST OF DELIVERY POINTS

                          (BUYER Contract No. 36-1599)


                                                                                                     MAXIMUM
                                                           POINT              RECEIVING              QUANTITY
DELIVERY POINT(S) DESCRIPTION                                ID               PIPELINE               MMBtu/D
---------------------------------------------------   ----------------   -------------------   --------------------
Kalmus #1 well/Lavaca County, Texas                   To be                    BUYER                  2,500
                                                      determined

                                 LIST OF WELLS

                          (BUYER Contract No. 36-1599)


Is BUYER the first purchaser? [Check one]   NO X YES
                                         ---  ---

If yes, provide the following information:


                                                     DELIVERY POINT ON OR     IS GAS COMMINGLED           WELL
                     STATE                                OFF LEASE?         PRIOR TO DELIVERIES?         TYPE
  WELL ID           LEASE ID        DELIVERY POINT         [ON/OFF]                [YES/NO]         GAS WELL/OIL WELL
------------   ------------------   --------------   ---------------------   --------------------   -----------------
 Kalmus #1     API. #42-285-32849                             Off                     No                   Gas

The production from these wells is eligible for the following Tax Exemption
Credits:



The following Marketing Cost Deductions are available in computation of Production Taxes:

                              TERMS AND CONDITIONS
                            FOR CONTRACT NO. 36-1599

1. TRANSPORTATION: SELLER shall arrange and pay for transport to the Delivery Point(s) and BUYER shall arrange and pay for transport subsequent to the Delivery Point(s).

2. DELIVERY POINT(S): Mutually agreeable point(s) which shall be identified in writing in an effective Purchase Order, Price Confirmation, Confirmation Letter or the attached LIST OF DELIVERY POINTS, as applicable, shall be the Delivery Point(s).

3. HEATING VALUE: The Btu content shall be determined on a 14.73 psia, 60(degrees)F, dry basis.

4. QUALITY AND PRESSURE: SELLER agrees that all gas delivered at the Delivery Point(s) hereunder shall be merchantable gas which meets all pressures required by BUYER and conforms to all quality specifications as listed below:

     (1) The gas shall be free of water and other objectionable liquids at the temperature and pressure at which the gas is delivered to BUYER and the gas shall not contain any hydrocarbons which might condense to free liquids in the pipeline under normal pipeline conditions and shall in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) cubic feet, measured at fourteen and seventy-three hundredths pounds per square inch absolute (14.73 psia) at a standard temperature of sixty degrees Fahrenheit (60(degrees)F).

     (2) The gas shall not contain more than one-quarter (1/4) grain of hydrogen sulphide per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry.

     (3) The gas shall not contain more than two (2) grains of total sulphur per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry.

     (4) The gas shall not contain more than one-quarter (1/4) grain of mercaptans per one hundred (100) cubic feet as determined by quantitative methods in general use within the natural gas industry.

     (5)  The gas shall not contain in excess of:

          (a)  two percent (2%) by volume of carbon dioxide (CO\\2\\);

          (b)  ten parts per million (10ppm) by volume of oxygen (O\\2\\);

          (c)  three percent (3%) by volume of nitrogen (N\\2\\);

     (6) The gas shall contain no carbon monoxide, halogens or unsaturated hydrocarbons and not more than four hundred parts per million (400 ppm) of hydrogen.

     (7) The gas shall have a temperature of not more than one hundred and twenty degrees Fahrenheit (120(degrees)F) and not less than forty degrees Fahrenheit (40(degrees)F).

     (8) The gas shall contain a daily average heating content of not less than nine hundred seventy-five (975) Btu per cubic foot and not more than one thousand one hundred seventy-five (1,175) Btu per cubic foot at
          14.73 psia, dry.

     (9) The gas shall be commercially free from dust, gum, gum-forming constituents, or other objectionable liquid or solid matter which might become separated from the gas in the course of transmission through pipelines.

     If the gas fails to meet the foregoing specifications, BUYER may suspend the receipt thereof immediately but shall provide notice to SELLER of such suspension as soon as practicable.

     If at any time SELLER is unable to deliver gas at the required pressure, SELLER shall have the right, but not the obligation to compress the gas to make deliveries hereunder. If SELLER elects to compress, it is agreed that SELLER may discontinue compression at any time that it becomes, in SELLER's sole judgment, uneconomical by giving BUYER ninety (90) days prior written notice.

     If SELLER shall have elected not to compress, or having elected to compress, shall elect to discontinue compression of gas hereunder, then BUYER shall have the right, but not the obligation to compress such gas at BUYER's sole cost and expense. If BUYER elects to compress, it is agreed that BUYER may discontinue compression at any time that it becomes, in BUYER's sole judgment, uneconomical by giving SELLER ninety (90) days prior written notice.

     If neither party elects to compress then either party may terminate this Contract upon thirty (30) days prior written notice.

5. MEASUREMENT: Measurement of gas purchased hereunder shall be made at the Delivery Point(s) in accordance with procedures specified by BUYER.

6. BILLINGS AND PAYMENTS: If necessary, SELLER will furnish or designate a representative to furnish, on SELLER's behalf, to BUYER on or before the fifteenth (15th) day of each calendar month an allocation statement setting forth the respective volumes of the total quantity of gas received by BUYER at the Delivery Point(s) during the preceding calendar month which were delivered by SELLER and each of such other parties from whom BUYER received gas at said Delivery Point(s). BUYER shall, by the latest of (i) ten (10) days after receipt of such allocation statement or (ii) the twenty-fifth (25th) day of each month, render payment to SELLER by electronic funds transfer for the amount due SELLER for all gas purchased during the preceding calendar month.

7. REQUESTS: SELLER shall cooperate with BUYER in giving notice of changes in gas deliveries at least twenty-four (24) hours prior to the nomination deadline of the receiving pipeline (Transporter) at any Delivery Point. As between SELLER and BUYER, BUYER shall be responsible for, and reimburse SELLER within thirty
(30) days of presentation of SELLER's invoice for, any scheduling, imbalance or similar penalties, fees, forfeitures or charges imposed by any Transporter as a result of BUYER's unexcused failure to purchase the quantity of gas properly nominated. As between SELLER and BUYER, SELLER shall be responsible for, and reimburse BUYER within thirty (30) days of presentation of BUYER's invoice for, any scheduling, imbalance or similar penalties, fees, forfeitures or charges imposed by any Transporter as a result of SELLER's unexcused failure to deliver the quantity of gas properly nominated by SELLER for BUYER's account or SELLER's over delivery of gas.

8. WARRANTIES: SELLER warrants that SELLER has good title to all gas so delivered, that SELLER has the right to sell such gas to BUYER, and that such gas shall be free from all royalties, liens, encumbrances, and that all applicable taxes that are imposed upon the production and/or removal of gas prior to passage of title have been or will be paid by SELLER. SELLER agrees to indemnify BUYER and save BUYER harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses arising from or out of adverse claims of any or all persons to said gas or to royalties, taxes, license fees, or charges thereof which are applicable before the title passes to BUYER or which may be levied or assessed upon the sale thereof to BUYER. SELLER further warrants that the gas to be sold hereunder has been transported to the Delivery Point in accordance with all applicable laws, rules, regulations, and orders of all local, state, and federal authorities. BUYER may withhold proceeds to SELLER to the extent of an adverse third-party claim to the gas or the proceeds until such claim is finally determined, unless SELLER provides a surety bond or other assurance satisfactory to BUYER providing for BUYER's protection. SELLER also warrants that all gas delivered and sold hereunder was produced in the State of Texas.

9. TITLE: Title to gas shall pass at the Delivery Point(s). SELLER shall pay or cause to be paid all royalties, taxes or other sums due on production and transportation of the gas to the Delivery Point(s). SELLER shall be in full control and possession of the gas and responsible for any damage or injuries caused thereby until the gas is delivered to BUYER or its designee at the Delivery Point(s) except for injuries and damage which shall be caused by the negligence or willful misconduct of BUYER. BUYER shall be fully responsible after gas is delivered to the Delivery Point(s) except for injuries and damage caused by the negligence or willful misconduct of SELLER.

10. REGULATIONS: This sale is subject to all applicable governmental laws and regulations. SELLER warrants that the sale of its gas is in compliance with all applicable laws and regulations.

11. FORCE MAJEURE: If performance by either party of any of its obligations hereunder (other than BUYER's obligation to pay for gas delivered) is prevented or delayed by force majeure, it is agreed that such party will give notice and full particulars as soon as possible, and the obligations so affected shall be suspended during the continuance of the prevention or delay so caused, and the party affected shall not be liable to the other party in damages or otherwise by reason thereof. The term "force majeure" as herein used means and includes fire, explosion, storms or storm warnings, adverse action of the elements, strikes or other labor difficulties, restriction or restraint imposed by law or by regulation or order of duly constituted governmental authority, freezing of well(s) or lines of pipe, acts of the public enemy, breakdown of, or accident to facilities or equipment, inability to obtain necessary materials, equipment or rights-of-way on customary terms, discontinuance or non-performance under any firm third-party transportation arrangements or treating arrangements affecting the gas subject hereto (which the party arranging same shall use its reasonable efforts to remedy with all reasonable dispatch; provided however, nothing in this Contract shall require the arranging party to accept any terms and conditions for transportation or treating of gas which in its judgment are unacceptable; provided further, if such party has not remedied the lack of transportation or treating arrangements within sixty (60) days from the date transportation or treating ceases, the other party may, at its sole option and as its sole remedy, terminate this Contract) and any other cause that is reasonably beyond control of the party affected thereby, whether or not similar to any cause above enumerated. Upon the occurrence of an event constituting force majeure, the same shall, so far as possible, be remedied with all reasonable dispatch; provided, however, neither party shall be obligated to remedy such force majeure by replacement of well(s), lines, and pipeline or other related production or gathering facilities if, in its sole discretion, exercised in good faith, it is not economically feasible to replace such facilities. The settlement of strikes or other labor difficulties shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or other labor difficulties by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty.

12. ASSIGNMENT: This Contract shall be binding on the successors and assigns of the parties in the manner set out below. BUYER may assign this Contract in whole or in part so long as written notice is promptly given to SELLER, and BUYER shall be relieved of any obligations under this Contract to the extent that BUYER's assignee is thereafter responsible for their performance. If SELLER assigns either in whole or in part its interests under this Contract, this Contract shall extend to, and be binding upon, SELLER's successors and assigns as follows: (i) Should SELLER assign one hundred percent of its interests to any one party, that party shall succeed to the status of SELLER under the Contract effective the first day of the production month in which written notice with a copy of such assignment is given to BUYER by that party. By such notice, that party assumes SELLER's obligations under the Contract on such first day and indemnifies BUYER against claims resulting from payment to that party or any agent designated by that party, and such party agrees to execute additional documents requested by BUYER to recognize such assumption and indemnification;
(ii) Should SELLER assign its interest in part to more than one party, only one party may succeed to the status of SELLER under the Contract. The parties thereafter owning interests shall designate the entity to act as SELLER within fifteen (15) days of giving notice to BUYER of such assignment. Such succession to the status of SELLER hereunder will be effective the first day of the month in which BUYER receives written notice of the assignment. If no agreement as to the new SELLER is reached within fifteen (15) days of notice to BUYER of such assignment, BUYER may, at its option, terminate this Contract. BUYER may suspend payments for gas hereunder without interest until execution by such other party of an agreement under which that party assumes SELLER's obligations under the Contract and sets out instructions for payment and indemnifies BUYER against claims resulting from payment to that party or any agent designated by that party.

13. AUDIT: BUYER or SELLER shall have the right, at its sole expense and during normal working hours, to audit the accounts and records of the other party to the extent necessary to verify the volumes and charges pursuant hereto. Such rights to audit shall be in force during the term of this Contract and two (2) years thereafter. No change to any payment or to the volumes or heating value underlying such payment shall be made more than two (2) years after the making of such payment, nor shall any suit, action or proceeding be commenced with respect to any payment or the volumes or heating value underlying such payment more than two (2) years after the making of such payment.

14. WAIVER: The failure of either party to exercise any right granted hereunder shall not impair, nor be deemed to be a waiver of, such party's privilege of exercising such right at any subsequent time or times.

15. TAXES: The Contract Price is inclusive of all royalties, production taxes, severance taxes, ad valorem taxes, or other sums now or hereafter levied on the production or transportation of the gas prior to its delivery to or for the account of BUYER. All such taxes shall be borne and paid exclusively by SELLER and SELLER shall provide proof of same upon request; provided however, that if state law requires or if SELLER fails to timely pay such taxes, then BUYER shall remit such taxes to the collecting authority. SELLER shall timely provide BUYER with all necessary information for timely calculating such taxes. BUYER shall deduct from payments due hereunder the taxes so paid on behalf of SELLER, plus any interest and penalties paid as a result of SELLER's failure to timely pay such taxes. If BUYER cannot recover the full amount in the following month's invoice, BUYER may invoice SELLER up to the full amount and SELLER shall pay BUYER such amount within fifteen (15) days after receipt of such invoice. If at anytime during the term of this Contract, any governmental authority shall impose new, increased or subsequently applicable tax(es) on natural gas measured by its volume, Btu content, carbon content, value or sales price, that in the sole judgment of either party imposes an undue burden on it, then such affected party may cancel and terminate this Contract upon prior written notice to the other party without any liability hereunder, other than the liability to discharge obligations theretofore accrued hereunder.

16. TAX REPORTS: SELLER warrants that BUYER is not the first purchaser of the gas production hereunder; provided however that if BUYER is the first purchaser of the gas production hereunder, SELLER agrees to provide BUYER with the information requested on the attached LIST OF WELLS for each well from which gas is to be delivered hereunder at the time of execution of this Contract or within ten (10) days after any change which makes the information contained on such LIST OF WELLS inaccurate. SELLER warrants the accuracy of the information contained on such LIST OF WELLS. SELLER further agrees that BUYER shall be permitted to withhold payments hereunder without interest until all information requested on LIST OF WELLS has been supplied.

17. CONFIDENTIALITY: The terms of this Contract, including but not limited to the price paid for gas, the identified transporting pipelines (if any) and cost of transportation, the volumes of gas purchased or sold or to be purchased and sold, and all other material terms of this Contract shall be kept confidential by the parties hereto, except to the extent that any information must be disclosed to a non-signatory as required by law or for the purpose of effectuating transportation of the gas subject to this Contract.

18. ENTIRE CONTRACT: The Contract, Terms and Conditions and the Purchase Order(s), Price Confirmation(s) or Confirmation Letter(s) constitute the entire Contract between the parties. No promises, agreements or warranties in addition to the Contract shall be deemed a part thereof, nor shall any alteration or amendment of this Contract be effective, unless the Contract is amended in writing.

19. APPLICABLE LAW. The laws of the State of Texas shall govern the validity, construction, interpretation and effect of the Agreement, excluding, however, the laws thereof governing the conflicts of law.

20. NO THIRD PARTY BENEFICIARIES: It is the specific intention of the parties hereto that the provisions of this Contract shall not impart rights enforceable by any person, firm or organization not a party or not a successor or assignee of a party to this Contract and, therefore, that there be no third party beneficiaries to this Contract

21. LIQUIDS AND LIQUEFIABLES: SELLER shall have the right to retain any and all liquids and liquefiables extracted from the gas prior to its delivery at the Delivery Point, and BUYER shall have the right to retain all liquids and liquefiables which may be extracted downstream of the Delivery Point.

22. SPECIAL DAMAGES WAIVER: THE PARTIES WAIVE ALL PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES FOR ANY BREACH OF THIS CONTRACT.

23. GRANT OF EASEMENT: BUYER, or BUYER's designee, shall, insofar as SELLER is able to convey such rights, have an easement and servitude on any leaseholds or premises of SELLER located at or in the immediate area of the Delivery Point(s) for installing, operating and maintaining equipment, with the right to remove the same before or within a reasonable time after the expiration of this Contract, and have the right to operate, inspect and test equipment, and, at all times, have the right to free access to any part of SELLER's leaseholds or premises located at or in the immediate area of the Delivery Point(s) for any purpose connected with any matter or thing covered by this Contract.

                          END OF TERMS AND CONDITIONS